EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated March 14, 2003, included in this Form 10-K of nStor Technologies, Inc., relating to their consolidated financial statements for the years ended December 31, 2002 and 2001, and previously filed Form S-8, 333-87078, dated April 26, 2002.


/s/ Swenson Advisors, LLP
San Diego, California
March 28, 2003